Exhibit 99.6

leasing Services Jack Durburg Global President, Brokerage Services

Total lease value As of January 1, 2015; excludes affiliates Leasing overview Advise Occupiers/Investors in Formulating and Executing Bespoke Strategies Tailored Service Delivery by Property Type and Industry/ Market Specialization Market Share Gains Driven by Integrated Service Offering and High-Level Execution $108.0 Billion 2014 Lease Transactions1 4,7752 Professionals Worldwide YTD Q3 Historical Revenue $ in millions Representative Clients LinkedIn Toronto-Dominion Bank KPMG New York, NY Toronto, Canada Madrid, Spain 125,000 SF 231,000 SF 212,000 SF $1,909 $1,911 $2,052 $1,550 $1,673 2011 2012 2013 2014 2015 $2,369

Market Growth Drivers americas Macro Trends 2%-plus average U.S. GDP growth over last four quarters U.S. adding average of 230,000 jobs per month over past year, unemployment at 5.0% Construction increasing, but still below prior peak levels Leasing Market Trends Vacancy/availability declining for all U.S. property types Office vacancy at 13.4%, 100 bps above prior cycle low; industrial availability at cycle low of 9.6%; retail availability at 11.3% Overall U.S. leasing volumes expected to rise 2% in 2015 Rent growth continuing for all U.S. property types Full-year 2015 forecast: office up 4.4%, industrial up 5.9%, retail up 1.6%

Macro Trends Economic sentiment and data improving EU GDP expected to grow 1.7% in 2015, fastest growth rate since 2010 U.K. economic growth remains strong; Spain strengthening; France returned to growth in Q3 2015 and Germany growing steadily Consumer spending is main growth driver; unemployment falling Leasing Market Trends For full-year 2015, CBRE expects a circa 7.5% rise in volumes (all property types) and single-digit rent growth Office rents expected to rise 2.2%, industrial 4% and high-street retail 8% for full-year 2015 Office leasing patterns vary: London growth rate easing slightly, major German and Spanish cities strengthening Q3 2015 a record-high quarter in take-up volume for many industrial markets Retailer demand for space in major European centers remains firm Market Growth Drivers emea

Macro Trends 2015 regional growth outlook lowered to 4.1% amid slowing Chinese economy “Soft landing” expected for Chinese economy; Japan back in recession; slow but steady growth in Australia Leasing Market Trends Moderate office vacancy across the region: 8.2% in Asia and 10% in Pacific Office leasing activity uneven regionally, reflecting China slowdown Office rental growth will likely peak in 2015 at 3.1%, 2016 outlook flat amid regional uncertainty E-commerce activity driving logistics demand across region Retail demand flat regionally as retailers remain cautious Market Growth Drivers Asia pacific

Growth Strategy Platform Enhancements Client Care and Development Mergers and Acquisitions Matrix Leadership Recruiting and Retention Sales Management

cbre Strengths Depth of Services, Resources and Tools Sales Management Operating Model Entrepreneurial and Collaborative Culture Top Talent – Leaders and Professionals Enviable Client Roster Geographic Footprint

Bridgestone Americas Nashville CBRE Role 25-year client relationship Evaluated sites in Midwest, Southeast and Southwest Critical roles played by CBRE specialists in Advisory & Transaction Services, Workplace Strategy and Labor Analytics CBRE also overseeing space build-out and move management (Project Management) 514,000-SF HQ Lease in Downtown Nashville Consolidates Operations from Suburban Nashville, Chicago and Indianapolis

M&G Real Estate United Kingdom CBRE Role CBRE represented M&G Real Estate in acquisition of land for speculative office development in Reading, U.K., in 2013 CBRE advised M&G and development manager, Bell Hammer, on design, development and strategy for the property – One Forbury Place CBRE negotiated lease for entire property in 2015 186,000-SF HQ Lease with British Energy Giant SSE Largest Office Lease in Thames Valley, U.K., in 10+ Years

Victoria’s Secret New York CBRE Role Long-term relationship with CBRE Started exploring Fifth Avenue locations 10 years ago Negotiated 16-year lease at 640 Fifth Avenue with Vornado 64,000-SF Superstore on Fifth Avenue Between 51st and 52nd Street Largest Retail Transaction Ever on Fifth Avenue Three-Level Store Will Open in November 2016